Exhibit 23 (b)(i)

                  THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                         A Massachusetts Business Trust

                           AMENDED AND RESTATED BYLAWS


                                 AUGUST 17, 1998

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                           AMENDED AND RESTATED BYLAWS

                  THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                                    ARTICLE I
                    Declaration Trust and Location of Offices

         SECTION 1. DECLARATION OF TRUST. These Bylaws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Rodney Square Strategic Fixed-Income Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

         SECTION 2. PRINCIPAL OFFICE OF THE TRUST AND RESIDENT AGENT. The principal office of the Trust shall be located in Wilmington, Delaware. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

                                   ARTICLE II
                          Powers and Duties of Trustees

         SECTION 1. TRUSTEES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out the responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these Bylaws.

         SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees, by vote of a majority of the Trustees then in office, may elect from their own number an executive committee or other committees to consist of not less than three nor more than five members, and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. Any such committee may act by meeting in person, by unanimous written consent, or by telephonic meeting provided a quorum of members participates in any such telephonic meeting.

         SECTION 3. OTHER COMMITTEES. The Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers perform such duties and abide by such procedures as may be determined from time to time

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by the  Trustees,  but  shall not  exercise  any power  which  may  lawfully  be exercised only by the Trustees or a committee of Trustees.

         SECTION 4. COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                                   ARTICLE III
                               Trustees' Meetings

         SECTION 1. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the President, the Treasurer, or such two Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

         SECTION 3. NOTICES. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by sending to him at least 24 hours before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting.

         SECTION 4. PLACE OF MEETING. All special meetings of the Trustees shall be held in Wilmington, Delaware, or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

         SECTION 5. SPECIAL ACTION. When all the Trustees shall be present in person or by telephone at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

         SECTION 6. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting, if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees meetings, or by telephone consent provided a quorum of Trustees participates in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

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                                   ARTICLE IV
                                    Officers

         SECTION 1. OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. Two or more offices may be held by a single person. Any officer may be, but need not be, a Trustee. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint.

         SECTION 2. ELECTION OF OFFICERS. The President, the Treasurer and the Secretary shall be elected annually by the Trustees at their last regular meeting in each year or at such other meeting in such year as the Trustees shall determine ("Annual Meeting"). Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time. The President, Treasurer and Secretary shall hold office until the next Annual Meeting and until their respective successors are chosen and qualified, or in each case until he dies, resigns, is removed or become disqualified. Each other officer shall hold office and each agent shall retain his authority at the pleasure of the Trustees.

         SECTION 3. POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         SECTION 4. CHAIRMAN OF THE BOARD OF TRUSTEES. The Trustees may, but need not appoint from their number a Chairman. He shall perform any such duties as the Trustees may from time to time designate.

         SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business, affairs and property of the Trust and general supervision over its officers, employees and agents. When present, he shall preside at all meetings of the shareholders and the Trustees, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 6. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Trustees, whenever directed by the Trustees, an account of the financial condition of the Trust; and as soon as possible after the close of each financial year he shall make and submit to the Trustees a like report for such financial year. The Treasurer shall perform such other duties as appertain to his office or as may be required by the Trustees.

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         SECTION 7.  SECRETARY.  The  Secretary  shall  attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, all of which shall at all reasonable times be open to inspection by the Trustees. The Secretary shall perform such other duties as appertain to his office or as may be required by the Trustees.

         SECTION 8. VICE PRESIDENT. Each Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 9. ASSISTANT TREASURER. The Assistant Treasurer of the Trust shall perform such duties as the Treasurer or the Trustees may from time to time designate, and, in the absence of the Treasurer, (or, if there are two or more Assistant Treasurers, then the senior of the Assistant Treasurers present and able to act) may perform all the duties of the Treasurer, subject to the control of the Trustees.

         SECTION 10. ASSISTANT SECRETARY. Assistant Secretary of the Trust shall perform such duties as the Secretary or the Trustees may from time to time designate, and, in the absence of the Secretary, (or, if there are two or more Assistant Secretaries, then the senior of the Assistant Secretaries present and able to act) may perform all the duties of the Secretary.

         SECTION 11. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         SECTION 12. RESIGNATIONS AND REMOVALS. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees, or the Secretary, which shall take effect at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote. In addition, any officer or agent appointed in accordance with the provision of Section 11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

         SECTION 13. VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting of the Trustees or, in the case of any office created pursuant to Section 11 hereof, by any officer upon whom such power shall have been conferred by the Trustees.

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                                    ARTICLE V
                                    Insurance

         The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer or employee of the Trust, or is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability.

         The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VI
                          Shares of Beneficial Interest

         SECTION 1. TRANSFER OF SHARES. The shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

         SECTION 2. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder of fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

                                   ARTICLE VII
                             Shareholders' Meetings

         SECTION 1. CALLING OF MEETINGS. Meetings of the shareholders shall be called by the Secretary whenever ordered by the Trustees or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than thirty days to call such special meeting, the Trustees or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

         SECTION 2. NOTICES. Except as above provided, notices of any special meeting of the shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the shareholder, provided, however, that notice of a meeting need not be given to a shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, each as amended. Each such notice shall state the place, date, hour and purposes of the meeting. Notice of any meeting of shareholders need not be

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given to any shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

         SECTION 3. PLACE OF MEETING. All meetings of the shareholders shall be held in Wilmington, Delaware, or at such other place in the United States as the Trustees may designate.

         SECTION 4. BALLOTS. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

         SECTION 5. VOTING; PROXIES. Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy to act is authorized to act by (1) a written instrument, dated not more than eleven months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees. Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         SECTION 6. ACTION WITHOUT A MEETING. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE VIII
                               Inspection of Books

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

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                                   ARTICLE IX
                                    Custodian

         SECTION 1. The Trustees shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

         (1) To hold the securities owned by the Trust and deliver the same upon written order; or oral order if confirmed in writing, or order delivered by such electromechanical or electronic devices as are agreed to by the Trust and the Custodian, if such procedures have been authorized in writing by the Trust;

         (2) To receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

         (3) To disburse such monies upon orders or vouchers; and the Trust may also employ such Custodian as its agent:

         (1) To keep the books and accounts of the Trust and furnish clerical and accounting services; and

         (2) To compute, if authorized to do so by the Trustees, the Net Asset Value of any Series in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian. If so directed by a vote of a majority of the outstanding voting securities of the Trust, as defined in the 1940 Act, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         The Trustees may also authorize the Custodian to employ one or more Sub-Custodians from time to time to perform such of the acts and services of the Custodian, and upon such terms and conditions, as may be agreed upon between the Custodian and such Sub-Custodian and approved by the Trustees, provided that in every case such Sub-Custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as amended from time to time.

         SECTION 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or

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otherwise in accordance with the 1940 Act as amended from time to time, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE X
                                      Seal

         The  seal  of  the  Trust  shall  be  circular  in  form   bearing  the
inscription: "Rodney Square Strategic Fixed-Income Fund."

         The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE XI
                               Execution of Papers

         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the Trust shall be executed by the president, any vice president, or the treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE XII
                                   Fiscal year

         The fiscal year of the Trust shall be the period of twelve months ending on the 31st day of December in each calendar year.

                                  ARTICLE XIII
                                   Amendments

         These Bylaws may be amended at any meeting of the Trustees of the Trust by a majority vote; provided, however, that any amendment which changes or affects the provisions of Article XIII or Article XIV shall be approved by vote of a majority of the outstanding shares of the Trust entitled to vote.

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                                   ARTICLE XIV
                             Reports to Shareholders

         The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.